Exhibit 1.1

Execution Version

MARTIN MIDSTREAM PARTNERS L.P.

UNDERWRITING AGREEMENT

September 24, 2014

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

as Representatives

c/o Merrill Lynch, Pierce, Fenner & Smith

     Incorporated

One Bryant Park

New York, New York 10036

Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), proposes to sell to the Underwriters named in Schedule II annexed hereto (the “Underwriters”), for whom you are acting as Representatives, the number of common units representing limited partner interests (“Common Units”) in the Partnership set forth in Schedule I hereto (said Common Units to be issued and sold by the Partnership being hereinafter called the “Underwritten Units”). The Partnership also proposes to grant to the Underwriters an option to purchase up to the number of additional Common Units set forth in Schedule I hereto (the “Option Units” and, together with the Underwritten Units, the “Units”). Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus Supplement or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.

Martin Midstream GP LLC, a Delaware limited liability company (the “General Partner”), is a wholly owned subsidiary of MMGP Holdings, LLC, a Delaware limited liability company (“MMGP Holdings”) and the sole general partner of the Partnership. MMGP Holdings is indirectly owned 51% by Martin Resource Management Corporation, a Texas corporation (“MRMC”) and 49% by Statehouse Investor I, L.P. and Statehouse Investor II, L.P. (collectively, the “Statehouse Investors”). Martin Operating GP LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership (“Operating GP”), is the sole general partner of Martin Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), and the Partnership is the sole limited partner of the Operating Partnership. The Operating Partnership owns, among other things, 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird Gas Storage LLC, a Delaware limited liability company (“Redbird”), 100% of the membership interests in MOP Midstream Holdings LLC, a Delaware limited liability company (“MOP Midstream”), 100% of the membership interests in Talen’s Marine & Fuel, LLC, a Louisiana limited liability company (“Talen’s”), 100% of the membership interests in Martin Midstream NGL Holdings, LLC, a Delaware limited liability company (“NGL”) and 100% of the membership interests in Martin Midstream NGL Holdings II, LLC, a Delaware limited liability company (“NGL II”).

The Martin Parties wish to confirm as follows their agreement with the Underwriters in connection with the purchase of the Units from the Partnership.

For the purposes of this Agreement, the term “Permitted Liens” shall mean liens, encumbrances and/or security interests granted by (A) any Martin Party to Royal Bank of Canada and the other lenders, named in the Operating Partnership’s Third Amended and Restated Credit Agreement dated as of March 28, 2013, as amended, and (B) Martin Resource LLC, Cross Oil Refining & Marketing, Inc. and Martin Product Sales LLC to Regions Bank and the other lenders named in MRMC’s Amended and Restated Credit and Security Agreement dated March 27, 2012, as amended.

1.     Representations and Warranties of the Martin Parties. Each of the Martin Parties, jointly and severally, hereby represents and warrants to the Underwriters that:

(a)   The Partnership meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth on Schedule I hereto), including a related basic prospectus, for registration under the Act of the offering and sale of the Units. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule

424(b), one or more amendments thereto, and the Partnership has filed with the Commission Preliminary Prospectus Supplements, each of which has previously been furnished to you. The Partnership will file with the Commission a final prospectus supplement relating to the Units in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus Supplement) as the Partnership has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)   On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of the Underwriters for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8 hereof.

(c)   As of the Execution Time and as of the Closing Date (as hereinafter defined) and, if applicable, as of each Option Closing Date (as hereinafter defined), the Disclosure Package, including the final term sheet prepared and filed pursuant to Section 5(b) hereof, if any, when taken together as a whole, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8 hereof.

(d)   At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Units and as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(e)   Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by the Underwriters specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described as such in Section 8 hereof.

(f)   Any certificate signed by an officer of any of the Martin Parties and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by such Martin Party, as to matters covered thereby, to the Underwriters.

(g)   The Registration Statement has become effective under the Act; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Martin Parties, threatened by the Commission.

(h)   To the best knowledge of the Partnership, the Preliminary Prospectus Supplement and the Final Prospectus, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Act), was or will be identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Units.

(i)   Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), with full partnership power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Each of the Partnership and the Operating Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties to be owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect. “Material Adverse Effect” shall mean (i) a material adverse effect on the condition (financial or otherwise), business, properties, net worth or results of operations of the Martin Parties, or (ii) a material impairment of the ability of the Martin Parties to perform their obligations under this Agreement.

(j)   Each of the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited

Liability Company Act (the “Delaware LLC Act”), with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), and with respect to the General Partner, to act as general partner of the Partnership, and with respect to Operating GP, to act as general partner of the Operating Partnership, in each case in all material respects. Each of the General Partner and Operating GP is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(k)   Redbird has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Redbird is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(l)   MOP Midstream has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. MOP Midstream is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(m)   Talen’s has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Louisiana, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. Talen’s is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(n)   NGL has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. NGL is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(o)   NGL II has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act, with full limited liability company power and authority to own or lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), in each case in all material respects. NGL II is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it at the Closing Date and each Option Closing Date or the nature or location of the properties owned or leased by it at the Closing Date and each Option Closing Date makes such registration or qualification necessary, except where the failure so to register or qualify would not have a Material Adverse Effect.

(p)   The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as heretofore amended, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Partnership Agreement.

(q)   Martin Resource LLC, a Delaware limited liability company (“Martin Resource LLC”), owns 4,203,823 Common Units, Cross Oil Refining & Marketing, Inc., a Delaware corporation (“Cross”), owns 889,444 Common Units and Martin Product Sales LLC, a Texas limited liability company (“Martin Product”), owns 1,171,265 Common Units (all such Common Units being collectively referred to herein as the “Sponsor Units”); all of such Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act and as otherwise described in the Disclosure Package and the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); the General Partner owns all of the Incentive Distribution Rights (as such rights are defined in the Partnership Agreement (the “Incentive Distribution Rights”)), and

such Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act and as otherwise described in the Disclosure Package and the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the Sponsor Units and the Incentive Distribution Rights are owned free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws, any restrictions set forth in the Partnership Agreement and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the other Martin Parties.

(r)   On the Closing Date and each Option Closing Date, as the case may be, the Underwritten Units and the Option Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized by the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 or 17-804 of the Delaware LP Act and as otherwise described in the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”).

(s)   The Partnership owns a 100% limited liability company interest in Operating GP; such limited liability company interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Operating GP (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Operating GP Agreement”), is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating GP Agreement.

(t)   Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the partnership agreement of the Operating Partnership (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Operating Partnership Agreement”); Operating GP owns such general partner interest free and clear of all liens, encumbrances (except any restrictions on transferability as described in the Disclosure Package and the Final Prospectus), security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement; the Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims, except for Permitted Liens, applicable securities laws and any restrictions set forth in the Operating Partnership Agreement.

(u)   The Operating Partnership owns 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Redbird (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Redbird Agreement”), are fully paid (to the extent required under the Redbird Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Redbird Agreement.

(v)   The Operating Partnership owns 100% of the outstanding membership interests in MOP Midstream; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MOP Midstream (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “MOP Midstream Agreement”), are fully paid (to the extent required under the MOP Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the MOP Midstream Agreement.

(w)   The Operating Partnership owns 100% of the outstanding membership interests in Talen’s; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Talen’s (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “Talen’s Agreement”), are fully paid (to the extent required under the Talen’s Agreement) and nonassessable (except as such nonassessability may be affected by the laws of the State of Louisiana); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the Talen’s Agreement.

(x)   The Operating Partnership owns 100% of the outstanding membership interests in NGL; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NGL (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “NGL Agreement”), are fully paid (to the extent required under the NGL Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the NGL Agreement.

(y)   The Operating Partnership owns 100% of the outstanding membership interests in NGL II; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NGL II (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “NGL II Agreement”), are fully paid (to the extent required under the NGL II Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims except for Permitted Liens, applicable securities laws and any restrictions set forth in the NGL II Agreement.

(z)   Other than the Partnership’s ownership of a 100% limited liability company interest in Operating GP and a 99.9% limited partner interest in the Operating Partnership, the Partnership’s ownership of 100% of the outstanding capital stock of Martin Midstream Finance Corp., a Delaware corporation, Operating GP’s ownership of a 0.1% general partner interest in the Operating Partnership, (iv) the Operating Partnership’s ownership of 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird, (v) Redbird’s ownership of 100% of the outstanding Category A membership interests in Cardinal, (vi) Cardinal’s ownership of 100% of the outstanding membership interests in Monroe Gas Storage Company, LLC, a Delaware limited liability company, (vii) Cardinal’s ownership of 100% of the outstanding membership interests in Arcadia Gas Storage LLC, a Texas limited liability company, (viii) Cardinal’s ownership of 100% of the outstanding membership interests in Cadeville Gas Storage LLC, a Delaware limited liability company, (ix) Cardinal’s ownership of 100% of the outstanding membership interests in Perryville Gas Storage LLC, a Delaware limited liability company, (x) Cardinal’s ownership of 100% of the outstanding membership interests in International Gas Consulting LLC, a Delaware limited liability company, (xi) the Operating Partnership’s ownership of 100% of the outstanding membership interests of MOP Midstream, (xii) the Operating Partnership’s ownership of 100% of the outstanding membership interests in Talens, (xiii) the Operating Partnership’s ownership of 100% of the outstanding membership interests in NGL, (xiv) the Operating Partnership’s ownership of 100% of the outstanding membership interests in NGL II, and (xv) NGL’s and NGL II’s ownership of a 19.8% limited partnership interest and a 0.2% general partnership interest in West Texas LPG Pipeline L.P. (“WTLPG”), none of the Partnership, Operating GP, or the Operating Partnership owns, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than its ownership interests described above and its partnership interests in the Partnership, the General Partner does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(aa)   Except for rights described in the Registration Statement, Disclosure Package and the Final Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in the Martin Parties, in each case pursuant to the organizational documents or any agreement or other instrument to which any Martin Party is a party or by which any of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Martin Party, except for such rights as have been waived. Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, there are no outstanding options or warrants to purchase any partnership or limited liability company interests in any Martin Party.

(bb)   The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, Disclosure Package and the Final Prospectus. All corporate, partnership and limited liability company action, as the case may be, required to be taken by the Martin Parties or any of their stockholders, partners or members for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement has been, or prior to the Closing Date will be, validly taken.

(cc)   This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties and constitutes the valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms; provided that the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and provided further, that the indemnity and contribution provisions hereunder may be limited by federal or state securities laws.

(dd)   The Units, when issued and delivered against payment therefor as provided herein, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(ee)   The limited liability company agreement of the General Partner (as the same may be amended and restated at or prior to the Closing Date and each Option Closing Date, the “General Partner LLC Agreement”) has been duly authorized, executed and delivered by Martin Resource LLC and the Statehouse Investors, and is a valid and legally binding agreement of Martin Resource LLC and the Statehouse Investors, enforceable against Martin Resource LLC and the Statehouse Investors in accordance with its terms; the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; the Operating GP Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms; the Operating Partnership Agreement has been duly authorized, executed and delivered by Operating GP and the Partnership and is a valid and legally binding agreement of Operating GP and the Partnership, enforceable against Operating GP and the Partnership in accordance with its terms; assuming that the Redbird Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the MOP Midstream Agreement has been duly authorized, executed and delivered by the Operating Partnership and is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the Talen’s Agreement is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; the NGL Agreement is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; and the NGL II Agreement is a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms; provided that, with respect to each agreement described in this Section 1(ff), the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further, that the indemnity and contribution provisions contained in any of such agreements may be limited by applicable laws and public policy. The General Partner LLC Agreement, the Partnership Agreement, the Operating GP Agreement, the Operating Partnership Agreement, the Redbird Agreement, the MOP Midstream Agreement, the Talen’s Agreement, the NGL Agreement and the NGL II Agreement are herein collectively referred to as the “Operative Agreements.”

(ff)   There are no legal or governmental proceedings pending or, to the best knowledge of the Martin Parties, threatened, against any of the Martin Parties or to which any of the Martin Parties or any of their respective properties are subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of the Martin Parties, threatened, against or involving any of the Martin Parties, or to which any of their properties are subject, which is reasonably likely to, individually or in the aggregate, result in a Material Adverse Effect.

(gg)   There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, Disclosure Package or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus as required by the Act. All such contracts to which any of the Martin Parties is a party that are described in the Registration Statement, Disclosure Package or the Final Prospectus or are filed as exhibits to the Registration Statement have been duly authorized, executed and delivered by the Martin Parties that are parties thereto, constitute valid and binding agreements of the Martin Parties that are parties thereto and are enforceable against the Martin Parties that are parties thereto in accordance with the terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). None of the Martin Parties has received notice or been made aware that any other party is in breach of or violation of, or in default under, any of such contracts.

(hh)   None of the Martin Parties is in violation of (i) its certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws, or other organizational documents, or (ii) any law, statute, ordinance, administrative or governmental rule or regulation applicable to it, the violation of which would have a Material Adverse Effect or any judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, the violation of which would have a

Material Adverse Effect, or (iii) in breach or default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, contract, indenture, lease or other document or instrument (each of (A) and (B), an “Existing Instrument”) to which it is a party or by which any of its properties may be bound, which breach or default would have a Material Adverse Effect. To the knowledge of the Martin Parties, no third party to any Existing Instrument is in default under any such Existing Instrument, which default would, if continued, have a Material Adverse Effect.

(ii)   None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby requires any consent, approval, authorization, order, registration or filing or qualification with, any governmental authority or court, or body or arbitrator having jurisdiction over any of the Martin Parties, except such as may be required for the registration of the Units under the Act, the inclusion of the Units on the NASDAQ Global Select Market, and compliance with the securities or Blue Sky laws of the various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and as disclosed in the Registration Statement, conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents of any of the Martin Parties, conflicts with or will conflict with or constitute or will constitute a breach or violation of, or a default under, any Existing Instrument to which any of the Martin Parties is a party or by which any of their respective properties may be bound, violates or will violate any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to any of the Martin Parties or any of their properties, or results in or will result in the creation or imposition of any lien, encumbrance, security interest, equity, charge or claim upon any property or assets of any of the Martin Parties (other than the Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties) pursuant to, or requires the consent of any other party to, any Existing Instrument (except as noted above), except in case of (i), (iii), (iv) or (v) above, for such consents that if not obtained or conflicts, breaches, defaults, liens, encumbrances, security interests, charges or claims that will not, individually or in the aggregate, result in a Material Adverse Effect.

(jj)   KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement, Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act. KPMG LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) with respect to Waskom Gas Processing Company, a Texas general partnership, filed as part of the Registration Statement, Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by Rule 101 of the AICPA Code of Professional Conduct and its related interpretations and rulings. PricewaterhouseCoopers LLP (“PWC”), the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) with respect to Cardinal, filed as part of the Registration Statement, Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), are independent public accountants as required by Rule 101 of the AICPA Code of Professional Conduct and its related interpretations and rulings.

(kk)   On June 30, 2014, the Partnership had, on the consolidated basis indicated in the Preliminary Prospectus Supplement and the Final Prospectus (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), present fairly in all material respects the financial condition, results of operations, cash flows and changes in financial position of the entities purported to be shown thereby on the basis stated in the Registration Statement, Disclosure Package and the Final Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein. The pro forma financial statements included or incorporated by reference in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto), comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and Article 11 of Regulation S-X, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements. The summary and selected historical and pro forma financial information set forth in the Registration Statement, Disclosure Package and the Final Prospectus (and any amendment or supplement thereto) under the caption “Proforma Financial Statements” is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical combined and consolidated financial statements from which such information has been derived. No other financial statements or schedules are required to be included in or incorporated by reference into the Registration Statement. The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ll)   The documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, when filed with the Commission, conformed or will conform, as the case may be, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(mm)   Except as disclosed in the Registration Statement, Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement, Disclosure Package and the Final Prospectus (or any amendment or supplement thereto), none of the Martin Parties has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, none of the Martin Parties has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, the Partnership has not paid or declared any distributions with respect to its general or limited partner interests, none of the Martin Parties is in default under the terms of any outstanding debt obligations, there has not been any change in the capitalization or any material change in the indebtedness of any of the Martin Parties (other than in the ordinary course of business) and there has not been any material adverse change, or any development involving or that may reasonably be expected to result in a material adverse change, in the condition (financial or otherwise), business, prospects, properties, net worth or result of operations of the Martin Parties taken as a whole.

(nn)   All offers and sales of securities of the Partnership or any of the other Martin Parties prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations.

(oo)   The Common Units are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Global Select Market, and the Partnership has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Units under the Exchange Act or delisting the Common Units from the NASDAQ Global Select Market, nor have any of the Martin Parties received any notification that the Commission or the Financial Industry Regulatory Authority (“FINRA”) is contemplating terminating such registration or listing.

(pp)   None of the Martin Parties has distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus Supplement, the Final Prospectus or other offering material, if any, as permitted by the Act.

(qq)   Other than excepted activity pursuant to Regulation M under the Exchange Act, none of the Martin Parties has taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units or for any other purpose.

(rr)   At the Closing Date and each Option Closing Date, each of the Martin Parties will have filed (or obtained extensions with respect to) all tax returns required to be filed, which returns will be complete and correct in all material respects, and has timely paid all taxes shown to be due, if any, pursuant to such returns, other than those (i) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) which, if not paid, would not have a Material Adverse Effect.

(ss)   Except as set forth in the Registration Statement, Disclosure Package and the Final Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Martin Parties (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between any of the Martin Parties on the one hand, and the directors, officers, stockholders, customers or suppliers of any of the Martin Parties on the other hand, that is required by the Act to be disclosed in the Registration Statement, Disclosure Package and the Final Prospectus that is not so disclosed.

(tt)   None of the Martin Parties is now, and after the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds” none of them will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

(uu)   Each of the Martin Parties has good and valid title to all property (real and personal) described in the Registration Statement, Disclosure Package and the Final Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement, Disclosure Package and the Final Prospectus, Permitted Liens, applicable securities laws, restrictions set forth in the governing documents of the Martin Parties or such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All property (real and personal) held under lease by the Martin Parties is held by them under valid, enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have and will not result in a Material Adverse Effect.

(vv)   Each of the Martin Parties has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, Disclosure Package and the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement, Disclosure Package and the Final Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect.

(ww)   The Martin Parties maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management’s general or specific authorizations, transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, access to assets is permitted only in accordance with management’s general or specific authorizations and the recorded amount of assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xx)   The Partnership maintains “disclosure controls and procedures” (as defined in Rule 13a-15 under the Exchange Act), and such controls and procedures are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms and to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including the principal executive officer and principal financial officer of the General Partner of the Partnership, as appropriate to allow timely decisions regarding required disclosure. The Partnership does not have any material weaknesses in internal controls, and there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Partnership’s internal controls. The Partnership is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated by the Commission.

(yy)   Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, the Martin Parties are in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. None of the Martin Parties has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, in regard to any unresolved matter or claim. None of the Martin Parties owns, leases or occupies any property requiring remediation that appears on any list of hazardous sites compiled by any state or local governmental agency. In the ordinary course of its business, each of the Martin Parties conducts a periodic review of the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, each of the Martin Parties has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

(zz)   The Partnership has procured lock-up agreements, in the form of Exhibit A attached hereto, from MRMC, Martin Resource LLC, Cross, Martin Product and each of the executive officers and directors of the General Partner listed on Exhibit B attached hereto.

(aaa)   No officer, director, manager or nominee for any of the Martin Parties has a direct or indirect affiliation or association with any member of the FINRA.

(bbb)   Each of the Martin Parties is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and none of the Martin Parties has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance.

(ccc)   Except for the Martin Midstream Partners L.P. Long-Term Incentive Plan (the “Plan”), none of the Martin Parties is a party to, or has any liability with respect to, any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by them or their “ERISA Affiliates” (as defined below). “ERISA Affiliate” means, with respect to any Martin Party, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (as amended, the “Code”) of which such entity is a member. The Plan is in compliance with ERISA and all other applicable state and federal laws. No “reportable event” (as defined in ERISA) has occurred with respect to the Plan. The Plan, if it were to be terminated as of the

Closing Date, would not have any “amount of unfunded benefit liabilities” (as defined in ERISA). None of the Martin Parties nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, the Plan or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by any Martin Party or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

(ddd)   Each of the statements made by the Partnership in the Registration Statement, Disclosure Package and the Final Prospectus within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to future available cash or future cash distributions of the Partnership or the anticipated ratio of taxable income to cash distributions, was made with a reasonable basis and in good faith.

(eee)   None of the Martin Parties nor, to the Partnership’s knowledge, any employee or agent of the Martin Parties has made any payment of funds of the Martin Parties or received or retained any funds in violation of any law, rule or regulation (including, without limitation, the Foreign Corrupt Practices Act of 1977), which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, Disclosure Package or the Final Prospectus.

(fff)   None of the Martin Parties nor, to the Partnership’s knowledge, any employee or agent of the Martin Parties: (i) is currently subject to any sanctions or trade embargoes administered or imposed by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant authority (collectively, the “Sanctions”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is currently the subject of Sanctions; and the Partnership will not directly or indirectly use the proceeds of the offering of the Units, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to Sanctions.

(ggg)   The operations of the Martin Parties are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any United States federal governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Martin Parties with respect to the Money Laundering Laws is pending or, to the best knowledge of the Martin Parties, threatened.

2.     Purchase and Sale.

(a)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to sell to the Underwriters, and the

Underwriters agree, severally and not jointly, to purchase from the Partnership, at the purchase price set forth in Schedule I hereto, the number of Underwritten Units set forth opposite each Underwriter’s name in Schedule II hereto, subject to adjustment in accordance with Section 9 hereof.

(b)   Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to the number of Option Units set forth in Schedule I hereto at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Units. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the Underwriters are exercising the option and the settlement date.

(c)   The Partnership shall not be obligated to deliver any of the Units to be delivered on the Closing Date or any Option Closing Date, as applicable, except upon payment for all such Units to be purchased on the Closing Date or any Option Closing Date, as applicable.

3.     Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2 hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”). Delivery of the Units shall be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Underwriters, on the date specified by the Underwriters (which shall be within three Business Days after exercise of said option), against payment by the Underwriters of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership. If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Underwriters on the settlement date for the Option Units (each, an “Option Closing Date”), and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4.     Offering by Underwriters. It is understood that the Underwriters propose to offer the Units for sale to the public as set forth in the Disclosure Package and the Final Prospectus.

5.     Agreements. Each of the Martin Parties, jointly and severally, agrees with the Underwriters as follows:

(a)   Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus Supplement) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Partnership will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership will promptly advise the Representatives when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)   To prepare a final term sheet, to the extent you require us to prepare a term sheet, containing solely a description of the Units, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c)   If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Partnership will notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented.

(d)   If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will notify the Representatives of such event, prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e)   As soon as practicable, the Partnership will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Partnership and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f)   The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus Supplement, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g)   The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Underwriters may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of FINRA in connection with its review of the offering; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(h)   The Partnership agrees that, unless it obtains the prior written consent of the Representatives, and the Representatives agree with the Partnership that, unless they have obtained or will obtain, as the case may be, the prior written consent of the Partnership, neither has made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433, other than the final term sheet prepared and filed pursuant to Section 5 hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)   The Martin Parties will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by any of the Martin Parties or any affiliate of any of the Martin Parties or any person in privity with any of the Martin Parties or any affiliate of any of the Martin Parties) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable, or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Partnership may issue and sell Common Units pursuant to the Martin Midstream Partners L.P. Long-Term Incentive Plan and pursuant to distribution reinvestments under a plan maintained by MRMC, (B) issue and sell Common Units pursuant to the Equity Distribution Agreement dated March 7, 2014, among the Martin Parties, Goldman, Sachs & Co and MLV & Co. LLC and (C) issue Common Units issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

(j)   The Partnership will apply the net proceeds from the sale of the Units to be sold by it hereunder in accordance in all material respects with the statements under the caption “Use of Proceeds” in the Disclosure Package and the Final Prospectus.

(k)   Prior to the Closing Date or each Option Closing Date, as the case may be, the Partnership will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Partnership and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Final Prospectus.

(l)   The General Partner will cause the Partnership to comply with all provisions of any undertakings contained in the Registration Statement.

(m)   None of the Martin Parties will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(n)   The Partnership will file with NASDAQ all documents and notices required by NASDAQ of companies that have or will issue securities that are quoted on NASDAQ. The Partnership will use its best efforts to complete the inclusion of the Units on NASDAQ, subject only to official notice of issuance, prior to the Closing Date.

(o)   The Partnership will continue to maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its formation or the rules of any national securities exchange or automated quotation system on which the Common Units are listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Units.

(p)   The Partnership will cause each annual report distributed to the security holders of the Partnership to comply with FINRA Rule 2310.

6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, the Closing Date and any Option Closing Date pursuant to Section 3 hereof, to the accuracy of the statements of the Partnership made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions:

(a)   The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)   The Partnership shall have requested and caused Locke Lord LLP, counsel to the Martin Parties, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters, to the effect that:

(i)   Each of the Partnership and the Operating Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware LP Act with all necessary limited partnership power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus, in each case in all material respects. Each of the Partnership and the Operating Partnership has been duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii)   Each of the General Partner and Operating GP has been duly formed and is validly existing in good standing as a limited liability company under the Delaware LLC Act with all necessary limited liability company power and authority to own or lease its properties and to conduct its business as presently conducted and as described in the Registration Statement, Disclosure Package and the Final Prospectus, in each case in all material respects. The General Partner has all necessary limited liability company power and authority to act as general partner of the Partnership. Operating GP has all necessary limited liability company power and authority to act as general partner of the Operating Partnership. Each of the General Partner and Operating GP has been duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction in which the character of the business conducted by it or the nature or location of the properties owned or leased by it makes such registration or qualification necessary, except where the failure to so register or qualify does not have a Material Adverse Effect.

(iii)   The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of Delaware or otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(iv)   The General Partner owns all of the Incentive Distribution Rights, Martin Resource LLC owns 4,203,823 Common Units, Cross owns 889,444 Common Units and Martin Product owns 1,171,265 Common Units; all of such Common Units and the limited partner interests represented thereby and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Preliminary Prospectus Supplement and the Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and the General Partner, Martin Resource LLC, Cross and Martin Product own their respective Common Units and Incentive Distribution Rights free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner, Martin Resource LLC or Cross as debtor is on file in the office of the Secretary of State of Delaware, (B) in respect of which a financing statement under the Uniform Commercial Code of the State of Texas naming Martin Product as debtor is on file in the office of the Secretary of State of Texas or (C) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws, any restrictions set forth in the governing documents of the Martin Parties and, with respect to the Incentive Distribution Rights, any restrictions on transferability set forth in the governing documents of the Martin Parties.

(v)   The Units to be issued and sold to the Underwriters by the Partnership pursuant to the Underwriting Agreement and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and all necessary partnership and limited liability company action of the Martin Parties and, when issued and delivered to the Underwriters against payment therefore in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and as otherwise described in the Preliminary Prospectus Supplement and the

Final Prospectus under the caption “The Partnership Agreement—Limited Liability”); and other than the Sponsor Units and the Incentive Distribution Rights, the Common Units are the only class of limited partner interests of the Partnership issued and outstanding at the Closing Date.

(vi)   The Partnership is the sole member of Operating GP with a 100% limited liability company interest in Operating GP; such limited liability company interest has been duly authorized and validly issued in accordance with the Operating GP Agreement and is fully paid (to the extent required under the Operating GP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(vii)   Operating GP is the sole general partner of the Operating Partnership with a 0.1% general partner interest in the Operating Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement, and is fully paid (to the extent required under the Operating GP Agreement), and Operating GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Operating GP as debtor is on file in the office of the Secretary of State of Delaware or otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(viii)   The Partnership is the sole limited partner of the Operating Partnership with a 99.9% limited partner interest in the Operating Partnership; such limited partner interest has been duly authorized and validly issued in accordance with the Operating Partnership Agreement and is fully paid (to the extent required under the Operating Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of Delaware or otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LP Act, Permitted Liens, applicable securities laws and any restrictions set forth in the governing documents of the Martin Parties.

(ix)   The Operating Partnership owns 100% of the outstanding Class A membership interests and 100% of the outstanding Class B membership interests in Redbird; such membership interests have been duly authorized and validly issued in accordance with the Redbird Agreement, are fully paid (to the extent required under the Redbird Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the Redbird Agreement.

(x)   The Operating Partnership owns 100% of the outstanding membership interests in MOP Midstream; such membership interests have been duly authorized and validly issued in accordance with the MOP Midstream Agreement, are fully paid (to the extent required under the MOP Midstream Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the MOP Midstream Agreement.

(xi)   The Operating Partnership owns 100% of the outstanding membership interests in NGL; such membership interests have been duly authorized and validly issued in accordance with the NGL Agreement, are fully paid (to the extent required under the NGL Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the NGL Agreement.

(xii)   The Operating Partnership owns 100% of the outstanding membership interests in NGL II; such membership interests have been duly authorized and validly issued in accordance with the NGL II Agreement, are fully paid (to the extent required under the NGL II Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims (i) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Operating Partnership as debtor is on file in the office of the Secretary of State of Delaware or (ii) otherwise known to such counsel, without independent investigation, in each case other than those created by or arising under the Delaware LLC Act, Permitted Liens, applicable securities laws and any restrictions set forth in the NGL II Agreement.

(xiii)   Except for rights described in the Final Prospectus, or for rights that have been waived, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any partnership or limited liability company interests in the Martin Parties, in each case pursuant to the organizational documents or any agreement or other instrument listed as an exhibit to the Registration Statement to which any Martin Party is a party or by which any of them may be bound. To such counsel’s knowledge, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of any Martin Party, except for rights described in the Preliminary Prospectus Supplement and the Final Prospectus or for such rights that have been waived. To such counsel’s knowledge, except as described in the Preliminary Prospectus Supplement and the Final Prospectus, there are no outstanding options or warrants to purchase partnership or limited liability company interests in any Martin Party.

(xiv)   The Partnership has all necessary limited partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, Disclosure Package and the Final Prospectus.

(xv)   This Agreement has been duly authorized and validly executed and delivered by each of the Martin Parties.

(xvi)   Each of the Operative Agreements to which any of the Martin Parties is a party has been duly authorized and validly executed and delivered by the Martin Parties that are parties thereto. Assuming due authorization, execution and delivery by each party other than a Martin Party, each of the Operative Agreements (other than any Operative Agreement governed by law other than Texas law) to which any of the Martin Parties is a party constitutes a valid and legally binding obligation of the Martin Parties that are parties thereto, enforceable against each such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and public policy, applicable law relating to fiduciary duties and indemnification and contribution and an implied covenant of good faith and fair dealing.

(xvii)   Except as described in the Registration Statement, Disclosure Package and the Final Prospectus, to the knowledge of such counsel, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or threatened, against or involving any of the Martin Parties, or to which any of the Martin Parties or their properties are subject that are required to be described in the Registration Statement or the Final Prospectus that are not described as required therein.

(xviii)   None of the offering, issuance and sale of the Units by the Partnership, the execution, delivery or performance of this Agreement by the Martin Parties, or the consummation of the transactions contemplated hereby conflicts with or will conflict with or constitutes or will constitute a breach or violation of, or a default under, the certificate or agreement of limited partnership, certificate of formation, limited liability company agreement (or other organizational documents) of any of the Martin Parties, constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any Operative Agreement or any other agreement filed as an exhibit to the Registration Statement, violates or will result in any violation of (assuming compliance with all applicable state securities and Blue Sky laws) any applicable Delaware, Texas or federal law or regulation, or, to such counsel’s knowledge, any ruling, filing, judgment, injunction, order or decree of any Delaware, Texas or federal court or government agency applicable to the Martin Parties, or results in or will result in the creation or imposition of any lien, encumbrance, security interest, charge or claim (other than Permitted Liens) upon any property or assets of any of the Martin Parties, which conflicts, breaches, violations, defaults or liens, encumbrances, security interests, charges or claims, in the case of clauses (B), (C) or (D), would individually or in the aggregate, result in a Material Adverse Effect.

(xix)   No consent, approval, authorization or other order of, or registration, qualification or filing with, any Delaware, Texas or federal court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of any of the Martin Parties for the valid offering, issuance and sale of the Units to the Underwriters under this Agreement, the execution, delivery and performance of this Agreement by the Martin Parties or the consummation by the Martin Parties of the transactions contemplated by this Agreement except for such consents required under the Act and the Exchange Act or under state securities or “Blue Sky” laws, as to which such counsel need to express any opinion, for such consents which have been obtained or made, for such consents which are of a routine or administrative nature and are not customarily obtained or made prior to the consummation of transactions such as those contemplated by this Agreement or for such consents which, if not obtained or made, would not, individually or in the aggregate, have a Material Adverse Effect.

(xx)   The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Final Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xxi)   The Registration Statement, including any Rule 462(b) Registration Statement, the Final Prospectus and each amendment or supplement to the Registration Statement, Disclosure Package and the Final Prospectus, as of their respective effective or issue dates (other than the financial statements and the notes and schedules thereto, and the other financial and accounting data included in the Registration Statement, Prospectus and in the exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act.

(xxii)   None of the Martin Parties is, or will be after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Registration Statement, Disclosure Package and the Final Prospectus, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

(xxiii)   The opinion of Locke Lord LLP that is filed as Exhibit 8.1 to the Current Report on Form 8-K filed on September     , 2014 is confirmed and the Underwriters may rely on such opinion as if it were addressed to them.

(xxiv)   The statements in the Registration Statement and Final Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement” accurately describe, in all material respects, the portions of the documents addressed thereby and, insofar as they purport to constitute summaries of law or legal conclusions, are accurate in all material respects; and the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and Final Prospectus under the captions “Summary—The Offering,” “Cash Distribution Policy,” “Description of the Common Units” and “The Partnership Agreement.”

(xxv)   In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Martin Parties and of government officials as well as on the legal opinion of local counsel as to certain legal matters, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date and each Option Closing Date, as the case may be.

(xxvi)   In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Martin Parties, the independent public accountants of the Partnership, and the Underwriters, at which the contents of the Registration Statement, Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, Disclosure Package and the Final Prospectus (except to the extent specified in the foregoing opinion), based on the foregoing, no information has come to such counsel’s attention that causes such counsel to believe that (x) the Registration Statement (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (y) the Disclosure Package (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of the Execution Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) the Final Prospectus (other than (i) the financial statements included or incorporated by reference therein, including the notes and schedules thereto and the auditors’ reports thereon, (ii) the other financial and accounting data included or incorporated by reference therein, and (iii) the exhibits thereto, as to which such counsel need not comment), as of its issue date and the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to statements contained in the Disclosure Package, any statement contained in any of the constituent documents shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

(c)   The Underwriters shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Martin Parties and their counsel shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)   The Partnership shall have furnished to the Underwriters a certificate of the General Partner, signed by the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the General Partner, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any supplements or amendments thereto and this Agreement and that:

(i)   the representations and warranties of the Martin Parties in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Martin Parties have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)   no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use has been issued and no proceedings for that purpose have been instituted or, to any Martin Party’s knowledge, threatened; and

(iii)   since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e)   The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date or each Option Closing Date, as the case may be, from the firm of KPMG LLP and the firm of PWC, independent certified public accountants confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, as of a date not more than five days prior to the date thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to representatives in connection with registered public offerings with respect to the financial statements and certain financial information contained in (or incorporated by reference in) the Registration Statement, the Disclosure Package and the Final Prospectus.

(f)   Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Final Prospectus (exclusive of any supplement thereto) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto), there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Final Prospectus (exclusive of any supplement thereto) and any Issuer Free Writing Prospectus.

(g)   All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Operative Agreements, the Units, the Registration Statement, Disclosure Package and the Final Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(h)   No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Partnership, shall be threatened or contemplated by the Commission at or prior to the Closing Date or each Option Closing Date, as the case may be; no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Partnership, threatened or contemplated by the authorities of any jurisdiction; any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; after the date hereof, no amendment or supplement to the Registration Statement or the Final Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and all of the representations and warranties of the Martin Parties contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date or Option Closing Date, as the case may be, as if made on and as of the Closing Date or Option Closing Date, as the case may be.

(i)   None of the Martin Parties shall have failed in any material respect at or prior to the Closing Date or each Option Closing Date, as the case may be, to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date or Option Closing Date, as the case may be.

(j)   The Partnership shall have furnished or caused to have been furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(k)   The NASDAQ Global Select Market shall have approved the Units for inclusion therein, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters.

(l)   At the Execution Time, the Martin Parties shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each of the officers and directors of the General Partner set forth on Exhibit B attached hereto and from Martin Resource LLC, Cross and MRMC addressed to the Underwriters.

(m)   There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the NASDAQ Global Select Market, or the establishing on such market by the Commission or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NASDAQ Global Select Market or the establishing on such market by the Commission or by such market of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any applicable state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Final Prospectus; (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, the effect of which on the financial markets of the United States is such as to make it in the judgment of the Representatives impracticable or inadvisable to proceed with the public offering or the delivery of the Units in the manner contemplated in the Final Prospectus; or (vi) any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

(n)   If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

(o)   The documents required to be delivered by this Section 6 shall be delivered to Vinson & Elkins L.L.P., counsel for the Underwriters, at the office of Locke Lord LLP counsel for the Martin Parties, at 2800 JPMorgan Chase Tower, 600 Travis, Houston, Texas 77002, on the Closing Date.

7.     Reimbursement of Underwriters’ Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Sections 10(a) or 10(b) hereof or because of any refusal, inability or failure on the part of the Martin Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, the Partnership will reimburse the Underwriters on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.     Indemnification and Contribution.

(a)   The Martin Parties will indemnify and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter, from and against any losses, damages or liabilities to which any Underwriter may become subject, under the Act, or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus Supplement, the Registration Statement, the Basic Prospectus, the Final Prospectus or any amendment or supplement thereto or (B) any Issuer Free Writing Prospectus used or referred to in any “free writing prospectus” (as defined in

Rule 405) used or referred to by such Underwriter or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse such Underwriter for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the General Partner); provided, however, that the Martin Parties shall not be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, the Registration Statement, the Basic Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Martin Parties by the Underwriters, expressly for use in the preparation thereof.

(b)   The Underwriters will indemnify and hold harmless the Martin Parties, from and against any losses, damages or liabilities to which the Martin Parties may become subject, under the Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus Supplement, the Final Prospectus and the Disclosure Package or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus Supplement, the Final Prospectus and the Disclosure Package or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of the Underwriters, expressly for use in the preparation thereof, and will reimburse the Martin Parties for any legal or other expenses incurred by the Martin Parties in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(c) hereof) any such settlement is effected with the written consent of the Representatives).

(c)   Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect (through the forfeiture of substantive rights or other defenses) by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 8(a) or 8(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, other than one local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

(d)   If the indemnification provided for in this Section 8 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Martin Parties on the one hand, and the Underwriters on the other hand, from the offering of the Units. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault, as applicable, of the Martin Parties on the one hand, and the Underwriters, on the other hand in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by, as applicable, the Martin Parties on the one hand and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Martin Parties bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault, as applicable, of the Martin Parties, on the one hand and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Martin Parties on the one hand, or the Underwriters, on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Martin Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriters within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriters shall have the same rights to contribution as the Underwriters, and each person who controls the Martin Parties within the meaning of either the Act or the Exchange Act, each officer of the Martin Parties who shall have signed the Registration Statement and each director of the Martin Parties shall have the same rights to contribution as the Martin Parties, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)   The rights and obligations of the Martin Parties under this Section 8 shall be in addition to any liability that the Martin Parties may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative and to each person, if any, who controls the Underwriters within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Partnership and General Partner who signed the Registration Statement and to each person, if any, who controls the Martin Parties within the meaning of the Act.

9.     Increase in Underwriters’ Commitments.

Subject to Sections 6 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Underwritten Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Underwritten Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Underwritten Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Underwritten Units they are obligated to purchase pursuant to Section 2 hereof) the number of Underwritten Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Underwritten Units set forth opposite the names of such non-defaulting Underwriters in Schedule II.

Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that they will not sell any Underwritten Units hereunder unless all of the Underwritten Units are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the Representatives’ approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five Business Days in order that any necessary changes in the Registration Statement and the Final Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule II hereto.

If the aggregate number of Underwritten Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Underwritten Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five Business Day period stated above for the purchase of all the Underwritten Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.     Termination.

(a)   This Agreement may be terminated by the Representatives at any time at or prior to the Closing Date by notice to the Partnership if any condition specified in Section 6 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 8 and 10 hereof.

(b)   This Agreement also may be terminated by the Representatives, by notice to the Partnership, as to any obligation of the Underwriters to purchase the Option Units, if any condition specified in Section 6 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 9 of this Agreement.

(c)   If the Representatives terminate this Agreement as provided in Sections 10(a) or 10(b), they shall notify the Partnership by telephone or telegram, confirmed by letter.

(d)   Section 7, Section 8 and Section 11 of this Agreement shall survive any termination of this Agreement.

11.     Costs and Expenses. The Partnership will bear and pay the costs and expenses incident to the registration of the Units and public offering thereof, including, without limitation, (a) all expenses (including transfer taxes) incurred in connection with the delivery to the Underwriters of the Units, the filing fees of the SEC, the fees and expenses of the Partnership’s counsel and accountants, (b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus Supplement, the Final Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto and the printing, delivery and shipping of this Agreement and other underwriting documents, including the Selected Dealer Agreement, Underwriter’s Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents to the Underwriters, (d) the registration or qualification of the Units for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the FINRA (if any) and fees and disbursements of counsel to the Underwriters relating to any review of the offering by the FINRA, (f) all printing and engraving costs related to preparation of the certificates for the Units, including transfer agent and registrar fees, (g) all travel expenses, including air fare and accommodation expenses, of representatives of the Partnership in connection with the offering of the Units, and (h) all of the other costs and expenses incident to the performance by the Partnership of the registration and offering of the Units; provided, that (except as otherwise provided in Section 7) the Underwriters will bear and pay all of its own costs and expenses, including the fees and expenses of the Underwriters’ counsel, the Underwriters’ transportation expenses and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Units.

12.     Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Martin Parties, their respective successors and assigns and the officers, directors, employees, agents, representatives and controlling persons referred to in Section 8 hereof (to the extent provided in Section 8) and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Units from the Underwriters shall be construed a successor or assign by reason merely of such purchase.

13.     Representations and Agreements to Survive Delivery. The respective representations, warranties, agreements, indemnities and statements of the Martin Parties or their respective officers and of the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, the Martin Parties or any of their officers, directors, employees, agents or any controlling persons referred to in Section 8 hereof, and shall survive delivery of and payment for the Units hereunder.

14.     Notices. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and effective only on receipt, and, if sent to the Representatives shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036, Facsimile: (646) 855 3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal; RBC Capital Markets, LLC, 3 World Financial Center, 8th Floor, 200 Vesey Street, New York, NY 10281, Attention: Michael Goldberg, Syndicate Director, Fax: (212) 428-6260; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152; Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax: (212) 797-4564]; Goldman, Sachs & Co., 200 West Street, New York, NY 10282, Attention: Registration Department; Morgan Stanley & Co. LLC., 1585 Broadway, New York, New York 10036, Attention: Attention: Equity Syndicate Desk, with a copy, in the case of any notice pursuant to Section 8, to the Legal Department, Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036 and Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716; or if sent to the Partnership shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Partnership at Martin Midstream GP, LLC, Attention: Ruben S. Martin, 4200 Stone Road, Kilgore, Texas 75662, facsimile number (903) 983-6262 and if sent to any other party, shall be given at the address set forth on the signature page hereof.

15.     Information Furnished by Underwriters. The statements set forth in the first sentence of the fourth paragraph, and the tenth, eleventh, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Section 1(b) and Section 8 hereof.

16.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

17.     Research Independence. In addition, the Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Partnership and/or the offering that differ from the views of its investment bankers. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by the Underwriters’ investment banking divisions. The Partnership acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

18.     No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Partnership acknowledges and agrees that: (i) nothing herein shall create a fiduciary or agency relationship between the Partnership, on the one hand, and the Underwriters, on the other; (ii) each Underwriter is not acting as an advisor, expert or otherwise, to the Partnership in connection with this offering, the sale of the Units or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Units; (iii) the relationship between the Partnership, on the one hand, and each Underwriter, on the other, is entirely and solely commercial, based on arms-length negotiations; (iv) any duties and obligations that the Underwriters may have to the Partnership shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Partnership acknowledges that the Underwriters may have financial interest in the success of the offering that are not limited to the difference between the price to the public and the purchase price paid to the Partnership by the Underwriters for the Units and the Underwriters have no obligation to disclose, or account to the Partnership for, any of such additional financial interests.

The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against each Underwriter with respect to any breach or alleged breach of fiduciary duty with respect to the transactions contemplated by this Agreement.

19.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Martin Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

20.     Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

21.     Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23.     Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Basic Prospectus” shall mean the prospectus referred to in the first paragraph hereto in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Basic Prospectus, as amended and supplemented to the Execution Time, (ii) the most recent Preliminary Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iv) any other Free Writing Prospectus or pricing information that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package by identifying such information on Schedule III hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 8:20 a.m., Eastern Standard Time, on September 24, 2014.

“Final Prospectus” shall mean the prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Martin Parties” shall mean the General Partner, the Partnership, the Operating GP and the Operating Partnership.

“Preliminary Prospectus Supplement” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Units and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Representatives” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Goldman, Sachs & Co., Morgan Stanley & Co. LLC and Raymond James & Associates, Inc.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units (including the Preliminary Prospectus Supplement) that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1 hereof.

Please confirm that the foregoing correctly sets forth the agreement among the Martin Parties and the Underwriters.

Very truly yours,

MARTIN MIDSTREAM GP LLC

By:	/s/ Joseph McCreery
Joseph McCreery
Vice President – Finance

MARTIN MIDSTREAM PARTNERS L.P.

By:	Martin Midstream GP LLC, as general partner

By:	/s/ Joseph McCreery
Joseph McCreery
Vice President – Finance

MARTIN OPERATING GP LLC

By:	Martin Midstream Partners L.P., as sole member

	By:	Martin Midstream GP LLC, as general partner

By:	/s/ Joseph McCreery
Joseph McCreery
Vice President – Finance

Signature Page to MMLP UA

MARTIN OPERATING PARTNERSHIP L.P.

By:	Martin Operating GP LLC, as general partner

By:	Martin Midstream Partners L.P., as sole member

By:	Martin Midstream GP LLC, as general partner

By:	/s/ Joseph McCreery
Joseph McCreery Vice President – Finance

Signature Page to MMLP UA

Accepted and agreed to as of the date

first above written, on behalf of itself

and the other several Underwriters

named in Schedule II.

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Sumit Mukherjee
Name: Sumit Mukherjee Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Joseph P. Cunningham
Name: Joseph P. Cunningham Title: Managing Director, Co-Head US Energy Group

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman Title: Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Justin Reed
Name: Justin Reed Title: Director

By:	/s/ Brad Miller
Name: Brad Miller Title: Managing Director

Signature Page to MMLP UA

GOLDMAN, SACHS & CO.

By:	/s/ Daniel Young
Name: Daniel Young Title: Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Alice Vilma
Name: Alice Vilma Title: Executive Director

RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Allen Lassiter
Name: Allen Lassiter Title: Managing Director

Signature Page to MMLP UA

SCHEDULE I

Underwriting Agreement dated September 24, 2014

Registration Statement No. 333-183481

Title, Purchase Price and Description of Securities:

Title: Common Units

Number of Underwritten Units to be sold by the Partnership: 3,000,000

Price per Unit to Public (include accrued dividends, if any): $36.91

Price per Unit to Public—total: $110,730,000

Underwriting Discount per Unit: $1.29

Underwriting Discount—total: $3,870,000

Proceeds to Partnership per Unit: $35.62

Proceeds to Partnership—total: $106,860,000

Number of Option Units which may be sold by the Partnership: 450,000

Closing Date, Time and Location: September 29, 2014 at 9:00 a.m., Central Standard Time at 2800 JPMorgan Chase Tower, 600 Travis, Houston, Texas 77002.

Type of Offering: Non-Delayed

Date referred to in Section 5(i) after which the Partnership may offer or sell securities issued or guaranteed by the Partnership without the consent of the Underwriters: November 8, 2014

SCHEDULE II

Name	Number of Underwritten Units to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	540,000
RBC Capital Markets, LLC	540,000
Wells Fargo Securities, LLC	540,000
Deutsche Bank Securities Inc.	255,000
Goldman, Sachs & Co.	255,000
Morgan Stanley & Co. LLC	255,000
Raymond James & Associates, Inc.	255,000
BB&T Capital Markets, a division of BB&T Securities, LLC	120,000
MLV & Co. LLC	120,000
Stephens, Inc.	120,000

Total:	3,000,000

SCHEDULE III

Free Writing Prospectuses included in the Disclosure Package:

None.

Other information included in the Disclosure Package:

Price per unit to the public: $36.91

Units offered: 3,000,000

EXHIBIT A

Lock-up Agreement

September     , 2014

Merrill Lynch, Pierce, Fenner & Smith

        Incorporated

RBC Capital Markets, LLC

Wells Fargo Securities, LLC

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

Morgan Stanley & Co. LLC

Raymond James & Associates, Inc.

as Representatives

c/o Merrill Lynch, Pierce, Fenner & Smith

       Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Martin Midstream Partners L.P. (the “Partnership”), Martin Midstream GP LLC, Martin Operating GP LLC and Martin Operating Partnership L.P. and you, as Representatives of the several Underwriters, relating to an underwritten public offering of common units representing limited partnership interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 45 days after the date of the Underwriting Agreement, other than Common Units disposed of as bona fide gifts approved by the Representatives.

A-1

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

Name:

A-2

EXHIBIT B

Parties to sign lock-ups pursuant to Section 6(l):

Martin Resource Management Corporation

Martin Resource LLC

Cross Oil Refining & Marketing, Inc.

Martin Product Sales LLC

Ruben S. Martin	President, Chief Executive Officer and Director
Robert D. Bondurant	Executive Vice President and Chief Financial Officer
Randall L. Tauscher	Executive Vice President and Chief Operating Officer
Chris Booth	Vice President, General Counsel and Secretary
C. Scott Massey	Director
Joe N. Averett, Jr.	Director
Charles Henry (“Hank”) Still	Director
Byron R. Kelley	Director
Alexander W.F. Black	Director
Sean P. Dolan	Director

B-1